Exhibit 99

                         Form 3 Joint Filer Information


1.  Name: Jefferies Capital Partners
          (a/k/a FS Private Investments III LLC)

    Address: 520 Madison Avenue
             New York, NY 10022

    Designated Filer: Brian P. Friedman

    Issuer and Ticker Symbol: W&T Offshore, Inc. (WTI)

    Date of Event Requiring Statement: January 27, 2005


    Signature: By:  /s/ Brian P. Friedman
                    -----------------------
                    Name:  Brian P. Friedman
                    Title: Managing Member


2. Name: ING Furman Selz Investors III L.P.


    Address: c/o Jefferies Capital Partners
             520 Madison Avenue
             New York, NY 10022

    Designated Filer: Brian P. Friedman

    Issuer and Ticker Symbol: W&T Offshore, Inc. (WTI)

    Date of Event Requiring Statement: January 27, 2005


    Signature: By: FS Private Investments III LLC
               Its Manager


               By:  /s/ Brian P. Friedman
                    -----------------------
                    Name:  Brian P. Friedman
                    Title: Managing Member